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Exhibit 23.10





                         Consent of Director Designee
                         ----------------------------


February 25,1997


     The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him as a future director of Cabot Noble, Inc. in the Joint Proxy Statement - Prospectus included in this Registration Statement.



                                          Signed: /s/ Malcolm T. Hopkins
                                                 --------------------
                                                 Malcolm T. Hopkins